Exhibit 99.1

Veeva Announces Fiscal 2019 Second Quarter Results

Total Revenues of $209.6M, up 25% Year-over-year

Subscription Services Revenues of $169.6M, up 25% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--August 23, 2018--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal second quarter ended July 31, 2018. All results, including prior periods, and guidance reflect the new revenue recognition standard ASC 606.

“I am very proud of the Veeva team. We once again delivered an outstanding quarter,” said CEO Peter Gassner. “We are realizing our vision to become the most strategic partner to the life sciences industry by delivering innovative products in the areas of greatest impact. By continuing to focus on customer success, exceptional execution, and product excellence, I’m confident we can achieve our goal of becoming a multi-billion dollar company over time.”

Fiscal 2019 Second Quarter Results:

  Revenues: Total revenues for the second quarter were $209.6 million, up from $167.8 million one year ago, an increase of 25% year-over-year. Subscription services revenues for the second quarter were $169.6 million, up from $135.6 million one year ago, an increase of 25% year-over-year.
  Operating Income and Non-GAAP Operating Income(1): Second quarter operating income was $52.8 million, compared to $38.1 million one year ago, an increase of 39% year-over-year. Non-GAAP operating income for the second quarter was $74.3 million, compared to $53.5 million one year ago, an increase of 39% year-over-year.
  Net Income and Non-GAAP Net Income(1): Second quarter net income was $50.3 million, compared to $38.6 million one year ago, an increase of 30% year-over-year. Non-GAAP net income for the second quarter was $61.4 million, compared to $36.6 million one year ago, an increase of 68% year-over-year.
  Net Income per Share and Non-GAAP Net Income per Share(1): For the second quarter, fully diluted net income per share was $0.32, compared to $0.25 one year ago, while non-GAAP fully diluted net income per share was $0.39, compared to $0.24 one year ago.

“Ongoing strength across revenue, operating margin, and cash flow enabled us to raise our guidance for the second half of the year,” said CFO Tim Cabral. “We’re excited about the opportunity ahead as we continue to invest for growth and customer success.”

Recent Highlights:

  Commercial Cloud Innovation and Leadership — The company signed its first early adopter customer for Veeva Nitro, a next-generation commercial data warehouse built for life sciences. The company also extended its product leadership with the new Veeva CRM Sunrise UI, an adaptive, multi-device user interface. In addition, a top 10 biopharmaceutical company selected Veeva as its global CRM standard.
  Expanding Footprint in Quality — The newest addition to the Veeva Vault Quality Suite, Veeva Vault Training, was announced to simplify role-based training. The company also had its first top 20 biopharmaceutical win in Europe for Veeva Vault QualityDocs.
  Continued Success in Clinical — Veeva extended its leadership position in clinical and closed the quarter with 28 Veeva Vault CTMS customers and more than 200 Veeva Vault eTMF customers, including a top 50 biopharmaceutical win in the quarter. The company closed its first top 20 pharma for Veeva Vault EDC and ended the quarter with 12 Vault EDC customers.

Financial Outlook:

Veeva is providing guidance for its fiscal third quarter ending October 31, 2018 as follows:

  Total revenues between $215 and $216 million.
  Non-GAAP operating income between $74 and $75 million(2).
  Non-GAAP fully diluted net income per share of $0.38(2).

Veeva is providing guidance for its fiscal year ending January 31, 2019 as follows:

  Total revenues between $840 and $843 million.
  Non-GAAP operating income between $281 and $284 million(2).
  Non-GAAP fully diluted net income per share between $1.47 and $1.48(2).

Conference Call Information:

What:	Veeva’s Fiscal 2019 Second Quarter Results Conference Call
When:	Thursday, August 23, 2018
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-235-5654, domestic
1-647-689-4160, international
Conference ID 338 5266
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2018 or fiscal year ending January 31, 2019 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 650 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) loss of one or more customers, particularly any of our large customers; (vii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (viii) failure to sustain the level of profitability we have achieved in the past as our costs increase; (ix) adverse changes in economic, regulatory, or market conditions, particularly in the life sciences industry, including as a result of customer mergers; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xii) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended April 30, 2018. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	July 31,	January 31,
	2018	2018
		*As adjusted
Assets
Current assets:
Cash and cash equivalents	$511,735	$320,183
Short-term investments	498,690	441,779
Accounts receivable, net	111,795	224,668
Unbilled accounts receivable	14,777	13,348
Prepaid expenses and other current assets	15,361	12,443
Total current assets	1,152,358	1,012,421
Property and equipment, net	50,705	52,284
Deferred costs, net	28,126	30,306
Goodwill	95,804	95,804
Intangible assets, net	27,854	31,490
Deferred income taxes, noncurrent	3,468	2,222
Other long-term assets	6,277	5,806
Total assets	$1,364,592	$1,230,333

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,661	$6,944
Accrued compensation and benefits	14,113	17,054
Accrued expenses and other current liabilities	11,989	13,152
Income tax payable	1,725	2,080
Deferred revenue	259,170	266,939
Total current liabilities	294,658	306,169
Deferred income taxes, noncurrent	12,309	10,949
Other long-term liabilities	7,249	6,977
Total liabilities	314,216	324,095
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	566,533	515,272
Accumulated other comprehensive income	(119)	1,600
Retained earnings	483,961	389,365
Total stockholders’ equity	1,050,376	906,238
Total liabilities and stockholders’ equity	$1,364,592	$1,230,333

__________

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” both of which were adopted on February 1, 2018.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Revenues:
Subscription services	$169,592	$135,550	$325,595	$264,681
Professional services and other	40,017	32,245	79,561	62,886
Total revenues	209,609	167,795	405,156	327,567
Cost of revenues(3):
Cost of subscription services	29,146	26,800	59,059	52,938
Cost of professional services and other	30,080	23,600	60,322	46,339
Total cost of revenues	59,226	50,400	119,381	99,277
Gross profit	150,383	117,395	285,775	228,290
Operating expenses(3):
Research and development	38,826	32,678	76,023	60,989
Sales and marketing	38,222	32,070	72,607	62,211
General and administrative	20,517	14,580	40,371	28,160
Total operating expenses	97,565	79,328	189,001	151,360
Operating income	52,818	38,067	96,774	76,930
Other income, net	3,342	2,858	5,481	3,449
Income before income taxes	56,160	40,925	102,255	80,379
Provision for income taxes	5,874	2,323	7,659	4,781
Net income	$50,286	$38,602	$94,596	$75,598

Net income attributable to common stockholders, basic and diluted:	$50,286	$38,602	$94,596	$75,598

Net income per share attributable to common stockholders:
Basic	$0.35	$0.28	$0.66	$0.54
Diluted	$0.32	$0.25	$0.61	$0.49

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	143,748	140,010	143,271	139,351
Diluted	155,416	153,778	155,227	153,301
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$357	$34	$662	$(72)
Net change in cumulative foreign currency translation gain (loss)	(1,572)	327	(2,381)	1,232
Comprehensive income	$49,071	$38,963	$92,877	$76,758

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(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$416	$376	$761	$718
Cost of professional services and other	2,657	2,133	4,985	3,822
Research and development	5,795	4,349	10,462	8,151
Sales and marketing	4,830	4,173	8,918	8,020
General and administrative	6,020	2,349	11,603	4,457
Total stock-based compensation	$19,718	$13,380	$36,729	$25,168

______

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Cash flows from operating activities
Net income	$50,286	$38,602	$94,596	$75,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,498	3,571	7,094	7,020
Amortization of premiums (accretion of discount) on short-term investments	(353)	386	(532)	842
Stock-based compensation	19,718	13,380	36,729	25,168
Amortization of deferred costs	4,583	4,087	9,102	8,135
Deferred income taxes	868	(296)	818	(943)
(Gain) Loss on foreign currency from market-to-market derivative	(186)	204	(163)	253
Bad debt expense (recovery)	(58)	(198)	178	(206)
Changes in operating assets and liabilities:
Accounts receivable	43,103	16,345	112,695	87,149
Unbilled accounts receivable	2,858	7,453	(1,429)	(479)
Deferred costs	(3,371)	(4,046)	(6,922)	(7,763)
Income taxes	1,992	483	(504)	(2,062)
Other current and long-term assets	(2,796)	331	(3,509)	(1,160)
Accounts payable	(1,443)	700	538	244
Accrued expenses and other current liabilities	(1,540)	(361)	(4,104)	544
Deferred revenue	(30,406)	(24,250)	(7,756)	5,161
Other long-term liabilities	60	1,215	567	2,266
Net cash provided by operating activities	86,813	57,606	237,398	199,767
Cash flows from investing activities
Purchases of short-term investments	(181,069)	(87,202)	(374,231)	(143,451)
Maturities and sales of short-term investments	141,266	69,681	317,810	128,377
Purchases of property and equipment	(686)	(2,535)	(1,395)	(6,495)
Capitalized internal-use software development costs	(284)	(242)	(514)	(1,033)
Net cash used in investing activities	(40,773)	(20,298)	(58,330)	(22,602)
Cash flows from financing activities
Proceeds from exercise of common stock options	7,022	6,131	14,861	13,416
Net cash provided by financing activities	7,022	6,131	14,861	13,416
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,565)	327	(2,376)	1,240
Net change in cash, cash equivalents, and restricted cash	51,497	43,766	191,553	191,821
Cash, cash equivalents, and restricted cash at beginning of period	461,443	366,662	321,387	218,607
Cash, cash equivalents, and restricted cash at end of period	$512,940	$410,428	$512,940	$410,428

_______

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2016-18, “Statement of Cash Flows, Restricted Cash,” both of which were adopted on February 1, 2018.

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Cost of subscription services revenues on a GAAP basis	$29,146	$26,800	$59,059	$52,938
Stock-based compensation expense	(416)	(376)	(761)	(718)
Amortization of purchased intangibles	(806)	(1,009)	(1,707)	(2,064)
Amortization of internal-use software	(154)	(159)	(310)	(280)
Cost of subscription services revenues on a non-GAAP basis	$27,770	$25,256	$56,281	$49,876

Gross margin on subscription services revenues on a GAAP basis	82.8%	80.2%	81.9%	80.0%
Stock-based compensation expense	0.2	0.4	0.2	0.3
Amortization of purchased intangibles	0.5	0.7	0.5	0.8
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on subscription services revenues on a non-GAAP basis	83.6%	81.4%	82.7%	81.2%

Cost of professional services and other revenues on a GAAP basis	$30,080	$23,600	$60,322	$46,339
Stock-based compensation expense	(2,657)	(2,133)	(4,985)	(3,822)
Deferred compensation associated with Zinc Ahead acquisition	(5)	(5)	(10)	(11)
Cost of professional services and other revenues on a non-GAAP basis	$27,418	$21,462	$55,327	$42,506

Gross margin on professional services and other revenues on a GAAP basis	24.8%	26.8%	24.2%	26.3%
Stock-based compensation expense	6.7	6.6	6.3	6.1
Gross margin on professional services and other revenues on a non-GAAP basis	31.5%	33.4%	30.5%	32.4%

Gross profit on a GAAP basis	$150,383	$117,395	$285,775	$228,290
Stock-based compensation expense	3,073	2,509	5,746	4,540
Amortization of purchased intangibles	806	1,009	1,707	2,064
Amortization of internal-use software	154	159	310	280
Deferred compensation associated with Zinc Ahead acquisition	5	5	10	11
Gross profit on a non-GAAP basis	$154,421	$121,077	$293,548	$235,185

Gross margin on total revenues on a GAAP basis	71.7%	70.0%	70.5%	69.7%
Stock-based compensation expense	1.5	1.5	1.5	1.4
Amortization of purchased intangibles	0.4	0.6	0.4	0.6
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	73.7%	72.2%	72.5%	71.8%

Research and development expense on a GAAP basis	$38,826	$32,678	$76,023	$60,989
Stock-based compensation expense	(5,795)	(4,349)	(10,462)	(8,151)
Capitalization of internal-use software	284	243	514	1,033
Deferred compensation associated with Zinc Ahead acquisition	(109)	(109)	(218)	(218)
Research and development expense on a non-GAAP basis	$33,206	$28,463	$65,857	$53,653

Sales and marketing expense on a GAAP basis	$38,222	$32,070	$72,607	$62,211
Stock-based compensation expense	(4,830)	(4,173)	(8,918)	(8,020)
Amortization of purchased intangibles	(977)	(977)	(1,924)	(1,924)
Deferred compensation associated with Zinc Ahead acquisition	(15)	(12)	(30)	(30)
Sales and marketing expense on a non-GAAP basis	$32,400	$26,908	$61,735	$52,237

General and administrative expense on a GAAP basis	$20,517	$14,580	$40,371	$28,160
Stock-based compensation expense	(6,020)	(2,349)	(11,603)	(4,457)
Deferred compensation associated with Zinc Ahead acquisition	—	(4)	—	(8)
General and administrative expense on a non-GAAP basis	$14,497	$12,227	$28,768	$23,695

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* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2018	2017	2018	2017
		*As adjusted		*As adjusted
Operating expense on a GAAP basis	$97,565	$79,328	$189,001	$151,360
Stock-based compensation expense	(16,645)	(10,871)	(30,983)	(20,628)
Amortization of purchased intangibles	(977)	(977)	(1,924)	(1,924)
Capitalization of internal-use software	284	243	514	1,033
Deferred compensation associated with Zinc Ahead acquisition	(124)	(125)	(248)	(256)
Operating expense on a non-GAAP basis	$80,103	$67,598	$156,360	$129,585

Operating income on a GAAP basis	$52,818	$38,067	$96,774	$76,930
Stock-based compensation expense	19,718	13,380	36,729	25,168
Amortization of purchased intangibles	1,783	1,986	3,631	3,988
Capitalization of internal-use software	(284)	(243)	(514)	(1,033)
Amortization of internal-use software	154	159	310	280
Deferred compensation associated with Zinc Ahead acquisition	129	130	258	267
Operating income on a non-GAAP basis	$74,318	$53,479	$137,188	$105,600

Operating margin on a GAAP basis	25.2%	22.7%	23.9%	23.5%
Stock-based compensation expense	9.4	7.9	9.0	7.6
Amortization of purchased intangibles	0.8	1.2	0.9	1.2
Capitalization of internal-use software	(0.1)	(0.1)	(0.1)	(0.3)
Amortization of internal-use software	0.1	0.1	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	0.1	0.1	0.1	0.1
Operating margin on a non-GAAP basis	35.5%	31.9%	33.9%	32.2%

Net income on a GAAP basis	$50,286	$38,602	$94,596	$75,598
Stock-based compensation expense	19,718	13,380	36,729	25,168
Amortization of purchased intangibles	1,783	1,986	3,631	3,988
Capitalization of internal-use software	(284)	(243)	(514)	(1,033)
Amortization of internal-use software	154	159	310	280
Deferred compensation associated with Zinc Ahead acquisition	129	130	258	267
Income tax effect on non-GAAP adjustments(1)	(10,435)	(17,395)	(22,302)	(33,386)
Net income on a non-GAAP basis	$61,351	$36,619	$112,708	$70,882

Diluted net income per share on a GAAP basis	$0.32	$0.25	$0.61	$0.49
Stock-based compensation expense	0.13	0.09	0.24	0.16
Amortization of purchased intangibles	0.01	0.01	0.02	0.03
Capitalization of internal-use software	—	—	—	(0.01)
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Income tax effect on non-GAAP adjustments(1)	(0.07)	(0.11)	(0.14)	(0.21)
Diluted net income per share on a non-GAAP basis	$0.39	$0.24	$0.73	$0.46

_______

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

(1) For the three and six months ended July 31, 2018, management used an estimated annual effective non-GAAP tax rate of 21.0%. In the same period last year, management used an estimated annual effective non-GAAP tax rate of 35.0%.

CONTACT:
Investor Relations Contact:
Veeva Systems Inc.
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Veeva Systems Inc.
Roger Villareal, 925-264-8885
pr@veeva.com